                                                           EXHIBIT 99.1

                 FORWARD-LOOKING STATEMENTS AND QUALIFICATIONS

  In addition to historical information, this document contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone operates, management's beliefs and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Actual operating results may differ materially from what is expressed or forecasted in this Form 8-K. See "Risk Factors" in Archstone's 1999 Annual Report on Form 10-K for factors which could affect Archstone's future financial performance.

  This presentation contains projections and statements regarding trends in the real estate industry which exist as of today. By their nature, there can be no assurance as to how accurate these projections will turn out to be, and other observers of the real estate industry could discern different trends or draw different conclusions from these trends. This report includes data and projections prepared by third parties. Archstone does not endorse or confirm such data and projections and is not suggesting that the sources of those projections are experts. Additional cautions apply to data and projections prepared by third parties, because Archstone cannot independently verify these data and projections. Archstone is undertaking no obligation to update these projections or statements and can provide no assurance that they will remain accurate at any particular point in time in the future.

  Readers should review this presentation in conjunction with a review of Archstone's Form 10-K for the fiscal year ended December 31, 1999 and subsequent reports on Form 10-Q.


                                Important Notes

  Because the opening presentation was prepared as a slide show, the text on each page was kept to a minimum to facilitate visual communication and to emphasize major points. A summary of all of the information presented at the November 16, 2000 exposition is also included in this report.

  This presentation is dated November 15 and 16, 2000, and the information and analyses presented should be read as of that date with the understanding that Archstone is not undertaking to update this presentation or the third party data and projections included in this presentation.

                     [LETTERHEAD OF ARCHSTONE COMMUNITIES]


                 Archstone Hosts Investor Conference in Boston
              Opening Session to be Webcast on Archstone's Website

DENVER -- November 15, 2000 -- Archstone Communities (NYSE:ASN), one of the nation's largest apartment developers, owners and operators, will provide an update on the company's investment strategy, its operating and financial performance and innovative use of technology, in a meeting today with analysts and investors in Boston. A webcast of the opening session presentation will be broadcast live on the company's website at 11 a.m. EST on November 15, 2000.

The opening session will be hosted by R. Scot Sellers, chairman and chief executive officer; Charles E. Mueller, Jr., chief financial officer; Daniel E. Amedro, chief information officer; and Dana K. Hamilton, senior vice president. Mr. Sellers will discuss Archstone's investment strategy, operating performance and management team. Mr. Mueller will provide an overview of the company's financial strategy. Mr. Amedro and Ms. Hamilton will cover the company's operating and technology initiatives.

For access to the opening session presentation:
----------------------------------------------

 .  Visit www.archstonecommunities.com
         ----------------------------
 .  Select "Investors" from the top menu

 .  Click on the Hear the opening session from Archstone's Boston Investor
                ---------------------------------------------------------
Conference from November 15, 2000. The presentation will be archived for
----------------------------------
approximately one month. The event will also be archived on www.prnewswire.com.

As part of its investor meeting, Archstone is hosting an exposition, which highlights the company's investment and operating activities and its use of technology to enhance its core business. The exposition covers the following areas:


     .  West Region Investments           .  East Region Investments
     .  Northeast Presence                .  Revenue Management and Online Lease
     .  Web-enabled Accounting Tools      .  Training and Development
     .  Taxable REIT Subsidiaries         .  Creating a Retail Environment
     .  The Archstone Brand

                                     -more-

Archstone Hosts Investor Conference in Boston

A summary of the all of the information presented at the exposition--including profile information on certain Archstone communities, investments in the East and West Regions, and the company's various operating and technology initiatives--is available on the company's website at www.archstonecommunities.com in the Investors section under Press Releases, or by calling (800) 982-9293.

Archstone Communities is a leading real estate operating company focused on the operation, development, acquisition, redevelopment and long-term ownership of apartment communities in markets and sub-markets with high barriers to entry throughout the United States. With a total market capitalization of $5.7 billion, Archstone has a strategic national presence with 235 communities representing 72,318 units, including 8,875 units in its development pipeline, as of September 30, 2000, in markets that include 31 of the nation's 50 largest metropolitan markets.

                                     # # #

Archstone's press releases are available on the company's web site at www.archstonecommunities.com or by calling (800) 982-9293.

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone operates, management's beliefs and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Actual operating results may differ materially from what is expressed or forecasted in this press release. See "Risk Factors" in Archstone's 1999 Annual Report on Form 10-K for factors which could affect Archstone's future financial performance.

                                   ARCHSTONE

                        Investor and Analyst Conference

                       Boston Harbor Hotel at Rowes Wharf

                             November 15 - 16, 2000

Archstone Communities

Redefining the apartment industry through:

 .  Capital allocation

 .  Innovation

 .  People

Capital allocation

Relentless focus on intelligent investments

 .    Key point of differentiation for truly great companies
     . Archstone began recycling capital long before equity markets closed to REITs
     .    Measure, report and reward accordingly

 .    Value creation defines long-term success
     .  Focus on long-term gains, not short-term accretion

 .    National presence in protected markets
     . Core investments in supply-constrained markets with strong economies . Opportunistic investments in high-growth, liquid markets

Apartments are a very attractive investment

 .  Housing is a necessity

 .  In Archstone's protected markets, demand is 2 to 3 times supply

 .  Operating margins are 60% to 70%

Investment acumen

Archstone has made the right moves

 .  Conventional wisdom typically produces mediocre returns

 . Making the right investment decisions can invite criticism, but the value creation can be tremendous


 .  Timely decisions
   .  1995:  Aggressively investing in California
   .  1996:  Selling Dallas/Phoenix
   .  1997:  Selling Houston
   .  1998:  Investing in Atlanta, Washington, D.C. and Boston
   .  Controlling land early in the cycle in target markets

The value of owning apartments in protected markets

Lowest apartment occupancy 1980 - 2000



           PROTECTED MARKETS                           OTHER MARKETS
--------------------------------------      ------------------------------------
Bay Area/San Jose          95.6%             Dallas                   83.5%
L. A. County               93.8%             Houston                  81.6%
San Diego                  92.9%             Phoenix                  84.3%
Boston                     94.6%             Denver                   87.1%
Washington, D.C.           94.5%             Atlanta                  88.8%
Seattle                    93.1%

Capital redeployment - West Region

Concentrating Archstone's capital in protected markets

[The following table was depicted as a bar graph in the presentation.]


              Market             12/31/95                              12/31/00
--------------------------------------------------------------------------------
Southern California        $44.3 million                     $1,080.9 million
Bay Area                   $38.6 million                     $608.0 million
Seattle                    $80.7 million                     $331.1 million
Texas                      $786.3 million                    $408.1 million
Arizona                    $476.7 million                    $229.7 million
New Mexico                 $179.2 million                    $104.9 million

Capital redeployment - East Region

Concentrating Archstone's capital in protected markets

[The following table was depicted as a bar graph in the presentation.]


     Market                  6/30/98                           12/31/00
------------------------------------------------------------------------------
Washington D.C.            $160.3 million                    $493.3 million
Northeast/Midwest          $0                                $582.1 million
Florida                    $534.8 million                    $426.3 million
Atlanta                    $443.5 million                    $283.5 million

Enhancing our core growth rate

Same-store revenue growth rate has improved dramatically


 .    Archstone's same-store revenue growth

     .    1997:                      2.7%
     .    1998:                      3.6%
     .    1999:                      3.6%
     .    2000 YTD:                  6.5%

 .    Third quarter 2000 same-store revenue growth
     .    Archstone:                 7.6%
     .    Camden:                    3.9%
     .    Equity Residential:        5.1% (1)
     .    AIMCO:                     5.5%

(1)  Includes utility reimbursements

Building a presence in supply-constrained markets

[The following information was presented on a United States map in the presentation.]

Primary Target Markets:
-----------------------
Atlanta                                    New York City metro area
Boston                                     Orange County
Chicago                                    San Diego
Denver (Headquarters)                      San Francisco Bay area
Ft. Lauderdale / West Palm Beach           Seattle
Inland Empire                              Ventura County
Los Angeles County                         Washington D. C.
Minneapolis


Operating Communities:
----------------------
Austin                                     Portland
Charlotte                                  Salt Lake City
Dallas                                     Phoenix
Houston                                    Tampa
Orlando                                    Raleigh

Markets to be Exited:
---------------------
Albuquerque                                Reno
Indianapolis                               Richmond
Nashville                                  San Antonio

Markets Exited:
---------------
Asheville                                  Jacksonville
Birmingham                                 Kansas City
Columbia
Columbus                                   Memphis
El Paso                                    Santa Fe
Ft. Myers                                  Sarasota
Greensville                                Tucson

Capital allocation creates value

Value creation through acquisitions and development/(1)/

       Market              Market Value /(2)/     Total Investment /(3)/        Value  Created       % Value Created
---------------------------------------------------------------------------------------------------------------------
Northern California            $  536.6                    $  293.6                     $243.0                   82.8%
Southern California               521.5                       359.5                      162.0                   45.1%
Washington D.C.                   336.3                       210.5                      125.8                   59.8%
Northeast/Midwest                 315.6                       245.9                       69.7                   28.3%
Seattle                           258.6                       211.1                       47.5                   22.5%
Denver                            196.1                       142.1                       54.0                   38.0%
                           ------------           -----------------             --------------       ----------------
   Total                       $2,164.7                    $1,462.7                     $702.0                   48.0%
                           ============           =================             ==============       ================

(1)  Stabilized acquisitions and developments through 12/31/00; in millions
(2) Based on projected yields and management's estimates of capitalization rates
(3)  Represents Archstone's gross book basis before accumulated depreciation

Components of development pipeline

57% of construction activity already funded


                                                              Investment
                                                              (millions)
                                                          -----------------
Under construction at 9/30/00
      Total expected investment                                  $548

In "Lease-up" - 49% leased
     Total expected investment                                    273
     Funded to date                                               202
                                                         -----------------
    Balance to fund                                                71

"Pre-Lease-up"
     Total expected investment                                    275
      Funded to date                                              110
                                                         -----------------
      Balance to fund                                             165

              Total funding commitments                          $236

In Planning - no commitment to fund                              $688

Development Pipeline

Communities in planning

                                                                                        Start Dates
                                                    ---------------------------------------------------------------------------
                             Total Investment            1H2001                2H2001             1H2002          After 1H2002
                             -----------------      ----------------      ---------------     -------------     ---------------
West Region
San Francisco                             $ 33      $            -           $         33       $        -         $        -
Los Angeles                                142                   -                    142                -                  -
Ventura County                              74                   -                     24                -                 50
Seattle                                     11                   -                     11                -                  -
                             -----------------      ----------------      ---------------     -------------     ---------------
   Total West Region                      $260      $            -           $        210       $        -         $       50
                             -----------------      ----------------      ---------------     -------------     ---------------

East Region
Washington D.C.                           $111      $            -           $         56       $       55         $        -
Southeast Florida                           10                   -                     10                -                  -
New York City Metro Area                   172                   -                                     172                  -
Boston                                      30                  30                                       -                  -
Denver                                     105                  42                                       -                 63
                             -----------------      ----------------      ---------------     -------------     ---------------
   Total East Region                      $428                 $72           $         66       $      227         $       63
                             -----------------      ----------------      ---------------     -------------     ---------------
TOTAL                                     $688                 $72           $        276       $      277         $      113
                             =================      ================      ===============     =============     ===============

(in millions)

Our view of equity capital

 .  A scarce resource we manage judiciously

 .  We view our cost of equity as 13% to 14%
   .  Weighted average cost of capital is 10.5%

 . Raise equity only when there is a compelling opportunity to create incremental value - and its cost is lower than the cost of internal capital (dispositions)
   .  $584 million in net dispositions since 1995
         .  $2.3 billion of dispositions at an unleveraged IRR of 13.0%

   .  Repurchased 17% of our outstanding common shares
      . $505 million since February 1999, at an average price of $21.39 per share

Significant long-term value creation

 .  Net asset value per share has increased 15.4% in last 12 months

   .  Current Archstone net asset value:  $28.57

   .  Current share price:  $22.69/(1)/

   .  Current discount to NAV:  20.6%

(1)  Closing share price on November 10, 2000.

                                   ARCHSTONE

                              Financial Strategy

                                 Chaz Mueller

                            Chief Financial Officer

Financial strategy update

Disciplined financial management

 .  Continue to fund growth internally
   .  Minimal common equity sold in last five years
   .  Active capital recycling program
   .  Steady reduction in dividend payout ratio
   .  Ability to finance investment plans without new common equity

 .  Current market capitalization of $5.7 billion ($3.2 billion of equity)

Conservative financial strategy

Strong balance sheet and financial flexibility /(1)/

 .  Strong investment grade ratings
   .  Standard & Poor's:      BBB+
   .  Moody's:                Baa1
   .  Fitch:                  A-

 .  2.7x fixed charge coverage

 .  69% of assets unencumbered
   .  Represents $3.5 billion

 .  Relatively level principal amortization schedule

 .  $600 million of available capacity on credit facilities

(1)  As of September 30, 2000

Our dividend provides current income and future growth

Annual dividend per common share

[The following information was depicted as a line graph in the presentation]

Common share dividend per share in 1991:          $0.64
Common share dividend per share in 1992:          $0.70
Common share dividend per share in 1993:          $0.82
Common share dividend per share in 1994:          $1.00
Common share dividend per share in 1995:          $1.15
Common share dividend per share in 1996:          $1.24
Common share dividend per share in 1997:          $1.30
Common share dividend per share in 1998:          $1.39
Common share dividend per share in 1999:          $1.48
Common share dividend per share in 2000 (E):      $1.54

 .  6.6% current dividend yield
 .  141% increase in dividend since 1991
 .  Q4 2000 will represent the 100/th/ consecutive common share dividend paid

Source: Bloomberg. Data as of November 9, 2000.

A proven track record

Average annual return last 10 years /(1)/

[The following information was depicted as a bar chart in the presentation]

Russell 2000 /(2)/:               15.31%
Dow Jones Industrial Average: 18.64%
S&P 500:                      19.33%
Archstone:                    21.98%


(1)  Source:  Bloomberg.  Data from December 31, 1990 through November 9, 2000.
(2)  Data is only available from December 31, 1995 to November 9, 2000.

                                   ARCHSTONE

                                  Innovation

                     Dana Hamilton, Senior Vice President

Innovation is one of Archstone's core values

Innovation is also a core tenet of our brand

[The following information was depicted as a picture in the presentation]

 .  Associate Satisfaction

 .  Customer Satisfaction

 .  Company Performance

The right people focused on the right things

Recruiting, selection, and training make a critical difference

 .  Online Recruiting

 .  Selecting for Success(TM)

 .  Training Communities

 .  Customer-Centered Selling

 .  Operations Simulation

SafeRent improves efficiency

Innovative idea becomes a successful company

 . Reduces credit approval time to 30 seconds - potential to move residents in up to two days sooner

 .  $500,000 in annual savings

 .  Increased accuracy
   .  Amount owed per lease down 22%
   .  Closings ratios increased from 29% to 33%
   .  Able to accept 17% more "good" applicants

 .  Seven of the 10 top apartments companies use SafeRent

 .  Additional products under development

Online Lease and Web Communities

The first truly online transactions in the apartment industry


 .  Online apartment search

 .  Virtual tours/360-degree views

 .  Real-time pricing and availability

 .  Online application and approval

 .  Collection of all fees and deposits

 .  Lease generation and acceptance

 .  Renewals and transfers

Reduces lease completion time to less than 15 minutes!

Archstone is creating a retail customer experience

Integrating brand and technology to create a "self-sell" environment

[The following information is shown on a picture of a leasing office.]

 .  Plasma monitor to create and launch the sales process

 .  Less space devoted to "living room" feel

 .  "Self-sell" tools are critically important

 .  Kiosk to greet customers and support Online Lease

 .  Greater emphasis on sales environment

                                   ARCHSTONE

                        Revenue Management & Technology

                     Dan Amedro, Chief Information Officer

Revenue management will change our industry

Our services and brand offering should command a premium

 . Allows Archstone to react faster to market conditions, giving us a distinct competitive advantage
   . Efficiently matches consumer buying behavior with available inventory to maximize revenues
   . Improves forecasting accuracy by retaining knowledge and predicting behavior

 .  Lease rates will have more dimensions

 .  Provides Archstone with a tool to:
   .  Monitor and manage field pricing actions
   . Develop and measure effectiveness of new marketing programs and promotions . Special promotions will be much more precisely targeted

Technological infrastructure

Leveraging technology to improve our core business

 .  Key infrastructure accomplishments
   .  Networked communities
   .  Centralized applications and data
   .  Web-delivered services

 .  Benefits
   .  Lower equipment costs
   .  Lower support costs
   .  Increased reliability and performance
   .  Quicker, cheaper deployment of new services

System development principles

Minimize risk and maximize return

 .  Focus on the customer

 .  Incremental improvement

 .  Time to market

2001 will be a revolutionary year for Archstone

Online Lease and Revenue Management are defining events

 .  Products are currently being tested in Denver

 .  12 communities have been identified for pilot
   .  Rollout expected to be completed by year-end 2001

 .  Re-invents the sales process

 .  Associates are extremely excited about these programs

 .  Approximately $2 million of expense to be included in 2001 FFO

Taxable REIT subsidiaries - AMERITON Property Inc.

Significant growth opportunity

Opportunistic investments/shorter-term ownership

 .  Develop and acquire apartments for sale to third parties

 .  Emphasizes Archstone's core strengths:
   .  Investments
   .  Development
   .  Operations

 .  $200 to $300 million of annual investments

 .  Target IRR of 18% to 20%

 .  Potential for positive impact on Archstone's earnings

Taxable REIT subsidiaries - Archstone Management Services

Significant growth opportunity

Third -party property management arm leverages Archstone's operating expertise

 . Provides the platform to expand the Archstone brand without significant acquisition or development investments

 .  Extends reach and scale of Archstone's technology initiatives

 .  No true competitors

 .  Potential for positive impact on Archstone's earnings

A word about our values

 .  Leadership

 .  Camaraderie

 .  Innovation

 .  Enterprising

 .  Honest & Ethical

"Strong values allow everything to change, and they unleash passion because people care about them, and want to be associated with them."
       -  Lew Platt
          Former Chairman and CEO
          Hewlett-Packard

Archstone Communities


"Combine a great idea with a great manager and you're certain to obtain a great result."

                                                        - Warren Buffet

The best in the business

Archstone's management team

West Region:
Dick Banks, Managing Director
John Jordano, Investments
Joe Dominguez, Development
Larry Levitt, Dispositions
Scott Monroe, Operations

East Region:
Lindsay Freeman, Managing Director
Neil Brown, Investments
Chris Nolan, Acquisitons/Dispositions
Chris Hughes, Development

Northeast Presence:
Rick Dickason, Investments
Gary Truitt, Development
Scott Schaull, Development
Henry Bunis, Acquisitions
Rick Campbell, Investments

Revenue Management and Online Lease:
Dan Amedro, Chief Information Officer
Dana Hamilton, National Operations
Dan Ogden, West Region Operations
Dennis Littlewood, Information Technology

ArchPay:
William Kell, Controller

Making the Seal Real:
Joe Durzo, National Training and Development
Tom Klaess, East Region Operations

Taxable REIT Subsidiaries:
Carrie Brower, General Counsel
Jeff Jones, AMERITON
Glenn Rand, Archstone Management Services

Creating a Retail Experience:
Capey Lester, East Region Operations

The Archstone Brand:
Toni Lopez, East Region Operations

Others:
Scot Sellers, Chairman and CEO
Chaz Mueller, Chief Financial Officer
Jack Callison, Investor Relations
Heather Campbell, Communications

Archstone Communities


"One thing that the truly great companies of the world have in common, regardless of the diversity of their industries, is a total business focus on servicing customers."

                                         Jack Welsh, Jr.
                                         Chairman and CEO
                                         General Electric

As part of Archstone's Investor Conference today in Boston, the company is hosting an exposition, which highlights the company's investment and operating activities and its use of technology to improve its core business. The exposition covers the following areas:

          .  West Region Investments           .  East Region Investments
          .  Northeast Presence                .  Revenue Management and Online
                                                  Lease
          .  Web-enabled Accounting Tools      .  Training and Development
          .  Taxable REIT Subsidiaries         .  Creating a Retail Environment
          .  The Archstone Brand

A summary of the all of the information presented in the exposition--including profile information on certain Archstone communities, investments in the East and West Regions, and the company's various operating and technology initiatives--follows below:

WEST REGION INVESTMENTS
Hosted by Richard Banks, Managing Director; John Jordano, Investments; Joseph Dominguez, Development; Larry Levitt, Dispositions; and Scott Monroe, Operations

Archstone's communities in its West Region comprise 46.9% of its portfolio and represent a total investment of $2.7 billion, including operating communities, communities under construction and communities in planning as of September 30, 2000. The company focuses its West Region investments in protected, supply-constrained locations in markets that include Southern California, the San Francisco Bay area and Seattle.

Archstone provided information on its West Region capital allocation strategy, through which the company is selling communities in non-core, secondary markets, and is redeploying the proceeds into investments in protected locations in its primary target markets. As of September 30, 2000, Archstone's West Region comprised:

----------------------------------------------------------------------------------------------------------------
                                          WEST REGION - CAPITAL ALLOCATION
----------------------------------------------------------------------------------------------------------------
          Primary                       Operating                 Markets to be
       Target Markets                    Markets                     Exited                    Markets
  (34.3% of total Archstone      (8.1% of total Archstone    (4.5% of total Archstone           Exited
         portfolio)                     portfolio)                  portfolio)
----------------------------------------------------------------------------------------------------------------
Los Angeles                      Phoenix                     Albuquerque                     Santa Fe
San Diego                        Salt Lake City              Las Vegas                       Tucson
San Francisco Bay Area           Portland                    Reno
Seattle
Orange County
Ventura County
Inland Empire
----------------------------------------------------------------------------------------------------------------

In addition, the following West Region communities were featured at the exposition:


---------------------------------------------------------------------------------------------------------------------------
                                        WEST REGION - FEATURED OPERATING COMMUNITIES
---------------------------------------------------------------------------------------------------------------------------
          Community                        Redwood Shores                  Harborside                   The Cambrian
---------------------------------------------------------------------------------------------------------------------------
City                                      Redwood City, CA              Redwood City, CA                Redmond, WA
---------------------------------------------------------------------------------------------------------------------------
Market                                 San Francisco Bay area        San Francisco Bay area               Seattle
---------------------------------------------------------------------------------------------------------------------------
Date Acquired                              September 1996                December 1996                   June 1997
---------------------------------------------------------------------------------------------------------------------------
Total Units                                     304                           148                           422
---------------------------------------------------------------------------------------------------------------------------
Rental Rates                              $2,090 - $3,000               $2,200 - $3,000               $  915 - $1,540
---------------------------------------------------------------------------------------------------------------------------
Avg. Unit Size                              759 sq. ft.                   831 sq. ft.                  1,018 sq. ft.
---------------------------------------------------------------------------------------------------------------------------
          Total Investment/(1)/            $40.4 million                 $22.1 million                 $43.9 million
---------------------------------------------------------------------------------------------------------------------------
Current Yield/(2)/                             14.9%                         14.2%                         10.1%
---------------------------------------------------------------------------------------------------------------------------
Value Created/(3)/                         $45.6 million                 $22.7 million                 $13.3 million
---------------------------------------------------------------------------------------------------------------------------
% Value Created                                112.9%                        102.7%                         30.3%
---------------------------------------------------------------------------------------------------------------------------
                                         WEST REGION  -  FEATURED DEVELOPMENT COMMUNITIES
---------------------------------------------------------------------------------------------------------------------------
          Community                     Archstone Hacienda          Archstone Torrey Hills       Archstone Mission Valley
---------------------------------------------------------------------------------------------------------------------------
City                                      Pleasanton, CA                 San Diego, CA                 San Diego, CA
---------------------------------------------------------------------------------------------------------------------------
Market                                San Francisco Bay area          Southern California           Southern California
---------------------------------------------------------------------------------------------------------------------------
Total Units                                     540                           340                           736
---------------------------------------------------------------------------------------------------------------------------
Rental Rates                              $1,736 - $2,881               $1,220 - $2,140               $1,135 - $2,056
---------------------------------------------------------------------------------------------------------------------------
Avg. Unit Size                              999 sq. ft.                   957 sq. ft.                   936 sq. ft.
---------------------------------------------------------------------------------------------------------------------------
Lease-up Absorption/(4)(5)/                47 units/mo.                  40 units/mo.                  53 units/mo.
   Rental Rates Ahead of                       24.3%                         11.7%                          4.4%
   Budget
---------------------------------------------------------------------------------------------------------------------------
Stabilization/(6)/ Date                      Aug. 2000                     Aug. 2000                 Projected 2Q 2002
---------------------------------------------------------------------------------------------------------------------------
Total Investment                           $75.9 million                 $43.2 million                $106.3 million
---------------------------------------------------------------------------------------------------------------------------
Current Yield                                 11.8%                          11.0%                   10.2% (projected)
---------------------------------------------------------------------------------------------------------------------------
Value Created                              $52.0 million                 $24.7 million                 $48.6 million
---------------------------------------------------------------------------------------------------------------------------
% Value Created                                68.5%                         57.2%                         45.7%
---------------------------------------------------------------------------------------------------------------------------
                                         WEST REGION - FEATURED FUTURE DEVELOPMENT STARTS
---------------------------------------------------------------------------------------------------------------------------
          Community                            Archstone Westside                         Archstone Playa Del Ray
---------------------------------------------------------------------------------------------------------------------------
City                                             Los Angeles, CA                              Los Angeles, CA
---------------------------------------------------------------------------------------------------------------------------
Market                                         Southern California                          Southern California
---------------------------------------------------------------------------------------------------------------------------
Total Units                                            204                                           305
---------------------------------------------------------------------------------------------------------------------------
Projected Rental Rates                           1,405 - $2,0.5                                 $1,525 - $2,550
---------------------------------------------------------------------------------------------------------------------------
Avg. Unit Size                                     865 sq. ft.                                    886 sq. ft.
---------------------------------------------------------------------------------------------------------------------------
Projected Stabilization Date                        3Q 2003                                        3Q 2003
---------------------------------------------------------------------------------------------------------------------------
Total Investment                                 $44.9 million                                  $71.0 million
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                   WEST REGION  - FEATURED REDEVELOPMENT COMMUNITY
---------------------------------------------------------------------------------------------------------------------
            Community                                                  Ashton Place
---------------------------------------------------------------------------------------------------------------------
City                                                                   San Jose, CA
---------------------------------------------------------------------------------------------------------------------
Market                                                            San Francisco Bay area
---------------------------------------------------------------------------------------------------------------------
Date Acquired                                                         September 1996
---------------------------------------------------------------------------------------------------------------------
Total Units                                                                948
---------------------------------------------------------------------------------------------------------------------
Rental Rates                                                          1,461 - $3,281
---------------------------------------------------------------------------------------------------------------------
Avg. Unit Size                                                          917 sq. ft.
---------------------------------------------------------------------------------------------------------------------
Initial purchase price in 1996                                         $64.8 million
---------------------------------------------------------------------------------------------------------------------
Incremental capital invested                                           $36.5 million
---------------------------------------------------------------------------------------------------------------------
Current market value                                                  $193.1 million
---------------------------------------------------------------------------------------------------------------------
Value created                                                         $91.8 million
---------------------------------------------------------------------------------------------------------------------
% Value created                                                           90.6%
---------------------------------------------------------------------------------------------------------------------

EAST REGION INVESTMENTS
Hosted by Lindsay Freeman, Managing Director; Neil Brown, Investments; Chris Nolan, Acquisitions and Dispositions; and Chris Hughes, Development

Archstone's communities in its East Region comprise 53.1% of its portfolio, and represent a total investment of $3.1 billion, including operating communities, communities under construction and communities in planning as of September 30, 2000. The company focuses its East Region investments in protected, supply-constrained locations in markets that include the Washington, D.C. metro area, Boston, the New York City metro area, Southeast Florida and Atlanta.

Archstone provided information on its East Region capital allocation strategy, through which the company is selling communities in non-core, secondary markets, and is redeploying the proceeds into investments in protected locations in its primary target markets. As of September 30, 2000, Archstone's East Region comprised:

------------------------------------------------------------------------------------------------------------------
                                         EAST REGION - CAPITAL ALLOCATION
------------------------------------------------------------------------------------------------------------------
           Primary Target                     Operating                Markets to be
              Markets                          Markets                    Exited                   Markets
          (33.5% of total                  (15.6% of total       (4.0% of total Archstone           Exited
        Archstone portfolio)            Archstone portfolio)            portfolio)
------------------------------------------------------------------------------------------------------------------
Atlanta                                       Dallas                    Nashville                 Asheville
Boston                                        Houston                   Richmond                  Birmingham
Chicago                                       Austin                    San Antonio               Columbia
Denver                                        Charlotte                                           Columbus
Ft. Lauderdale/West Palm Beach                Orlando                                             El Paso
Minneapolis                                   Raleigh                                             Ft. Myers
New York City metro area                      Tampa                                               Jacksonville
Washington, D.C.                                                                                  Kansas City
                                                                                                  Memphis
                                                                                                  Sarasota
------------------------------------------------------------------------------------------------------------------

In addition, the following East Region communities were featured at the exposition:

--------------------------------------------------------------------------------------------------------------------------
                                           EAST REGION - FEATURED OPERATING COMMUNITIES
--------------------------------------------------------------------------------------------------------------------------
            Community                       Fair Lakes              Virginia Highlands         Park Place at Turtle Run
--------------------------------------------------------------------------------------------------------------------------
City                                       Fairfax, VA                 Atlanta, GA                 Coral Springs, FL
--------------------------------------------------------------------------------------------------------------------------
Market                                   Washington, D.C.                Atlanta                   Southeast Florida
--------------------------------------------------------------------------------------------------------------------------
Date Acquired                             December 1998                 April 1994                    April 1994
--------------------------------------------------------------------------------------------------------------------------
Total Units                                   282                         348                              350
--------------------------------------------------------------------------------------------------------------------------
Rental Rates                             $1,070 - $1,475             $760 - $1,440                    $720 - $915
--------------------------------------------------------------------------------------------------------------------------
Avg. Unit Size                              920 sq. ft.                 744 sq. ft.                    870 sq. ft.
--------------------------------------------------------------------------------------------------------------------------
Total Investment                          $25.7 million               $20.9 million                  $17.5 million
--------------------------------------------------------------------------------------------------------------------------
Current Yield                                 12.4%                       13.6%                           10.6%
--------------------------------------------------------------------------------------------------------------------------
Value Created                             $16.8 million               $12.5 million                  $4.3 million
--------------------------------------------------------------------------------------------------------------------------
% Value Created                              65.4%                       59.8%                            24.6%
--------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                     EAST REGION - FEATURED DEVELOPMENT COMMUNITY
---------------------------------------------------------------------------------------------------------------------
             Community                                                 Woodland Park
---------------------------------------------------------------------------------------------------------------------
City                                                                    Herndon, VA
---------------------------------------------------------------------------------------------------------------------
Market                                                                Washington, D.C.
---------------------------------------------------------------------------------------------------------------------
Total Units                                                                  392
---------------------------------------------------------------------------------------------------------------------
Rental Rates                                                           1,150 - $1,600
---------------------------------------------------------------------------------------------------------------------
Avg. Unit Size                                                         1,033 sq. ft.
---------------------------------------------------------------------------------------------------------------------
Lease-up Absorption                                                    45 units/mo.
     Rental Rates Ahead of                                                20.9%
     Budget
---------------------------------------------------------------------------------------------------------------------
Stabilization Date                                                        4Q 2000
---------------------------------------------------------------------------------------------------------------------
Total Investment                                                       $42.6 million
---------------------------------------------------------------------------------------------------------------------
Current Yield                                                             12.3%
---------------------------------------------------------------------------------------------------------------------
Value Created                                                          $27.3 million
---------------------------------------------------------------------------------------------------------------------
% Value Created                                                            64.1%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                         EAST REGION - FEATURED FUTURE DEVELOPMENT START
---------------------------------------------------------------------------------------------------------------------
Community                                                           Archstone Van Dorn
---------------------------------------------------------------------------------------------------------------------
City                                                                Fairfax County, VA
---------------------------------------------------------------------------------------------------------------------
Market                                                               Washington, D.C.
---------------------------------------------------------------------------------------------------------------------
Total Units                                                               400
---------------------------------------------------------------------------------------------------------------------
Projected Rental Rates                                                1,150 - $1,600
---------------------------------------------------------------------------------------------------------------------
Avg. Unit Size                                                         1,046 sq. ft.
---------------------------------------------------------------------------------------------------------------------
Projected Stabilization Date                                              3Q 2003
---------------------------------------------------------------------------------------------------------------------
Total Investment                                                      $39.7  million
---------------------------------------------------------------------------------------------------------------------

NORTHEAST PRESENCE
Hosted by Richard Dickason, Investments; Gary Truitt, Development; Scott Shaull, Development; and Henry Bunis, Acquisitions

Archstone entered the greater Northeast market in May 1999. Since that time, the company has made significant progress in building a strategic presence here, and now has 10 communities, representing 2,686 units in markets that include Boston and the New York City metro area. The following communities were featured at the exposition:

                                   NORTHEAST MARKET - FEATURED OPERATING COMMUNITIES
-----------------------------------------------------------------------------------------------------------------------
            Community                  Village at Bear Hill            The Arboretum               Springdale Manor
-----------------------------------------------------------------------------------------------------------------------
City                                       Waltham, MA                 Burlington, MA                 Canton, MA
-----------------------------------------------------------------------------------------------------------------------
Market                                        Boston                      Boston                        Boston
-----------------------------------------------------------------------------------------------------------------------
Date Acquired                              January 2000                  May 1999                     April 2000
-----------------------------------------------------------------------------------------------------------------------
Total units                                    324                         312                            227
-----------------------------------------------------------------------------------------------------------------------
Rental Rates                             $1,645 - $3,045             $1,545 - $2,350                $1,100 - $1,735
-----------------------------------------------------------------------------------------------------------------------
Avg. Unit Size                            1,208 sq. ft.               1,011 sq. ft.                  1,170 sq. ft.
-----------------------------------------------------------------------------------------------------------------------
Total investment                          $77.7 million               $46.3 million                  $32.9 million
-----------------------------------------------------------------------------------------------------------------------
Current Yield                                  8.6%                        9.9%                          8.9%
-----------------------------------------------------------------------------------------------------------------------
Value Created                             $15.5 million               $14.8 million                  $6.1 million
-----------------------------------------------------------------------------------------------------------------------
% Value Created                               19.9%                       32.0%                          18.5%
-----------------------------------------------------------------------------------------------------------------------
                                         NORTHEAST MARKET - FEATURED DEVELOPMENT COMMUNITY
-----------------------------------------------------------------------------------------------------------------------
Community                                                                          Archstone Stamford
-----------------------------------------------------------------------------------------------------------------------
City                                                                                 Stamford, Conn
-----------------------------------------------------------------------------------------------------------------------
Market                                                                          New York City metro area
-----------------------------------------------------------------------------------------------------------------------
Total Units                                                                                160
-----------------------------------------------------------------------------------------------------------------------
Rental Rates                                                                         1,750 - $2.200
-----------------------------------------------------------------------------------------------------------------------
Avg. Unit Size                                                                         888 sq. ft.
-----------------------------------------------------------------------------------------------------------------------
Construction Start                                                                       2Q 2000
-----------------------------------------------------------------------------------------------------------------------
Projected Stabilization Date                                                             2Q 2002
-----------------------------------------------------------------------------------------------------------------------
Total Investment                                                                      $30.8 million
-----------------------------------------------------------------------------------------------------------------------
Projected Stabilized Yield                                                                9.5%
-----------------------------------------------------------------------------------------------------------------------
                                       NORTHEAST MARKET - FEATURED FUTURE DEVELOPMENT START
-----------------------------------------------------------------------------------------------------------------------
Community                                                       Archstone Roosevelt Raceway
-----------------------------------------------------------------------------------------------------------------------
City                                                                   Westbury, NY
-----------------------------------------------------------------------------------------------------------------------
Market                                                           New York City metro area
-----------------------------------------------------------------------------------------------------------------------
Total Investment                                                      $123.0 million
-----------------------------------------------------------------------------------------------------------------------
Projected value created at
stabilization                                                          $37.0 million
-----------------------------------------------------------------------------------------------------------------------
Project attributes                  .  Approximately 22 miles from mid-town Manhattan and eight miles from
                                       New York City
                                    .  Barriers to entry in the Long Island market are among the highest in the country due to the lack of available land sites
                                    .  There are only five known existing comparable apartment communities on   all of
                                       Long Island
                                    .  The site is adjacent to approximately 1.0 million sq. ft. of retail development including Target, Home Depot, Costco, Sony Theaters and
                                       Office Depot
-----------------------------------------------------------------------------------------------------------------------

REVENUE MANAGEMENT AND ONLINE LEASE
Hosted by Dan Amedro, Chief Information Officer; Dana Hamilton, National Operations; Dan Ogden, East Region Operations; and Dennis Littlewood, Information Technology

Revenue Management
Based on techniques employed successfully in the airline and hospitality industries, revenue management will enable Archstone to more accurately analyze and forecast future customer demand to optimize pricing for its apartments. Archstone approached Talus Solutions, a leading global provider of revenue management software products and services, to develop a software solution that would help Archstone establish leasing rates that would maximize revenues. Archstone contributed to the business model design and functionality of Lease Rent Optimizer(TM), which the revenue management software product is called, by sharing its industry acumen and actual leasing data. This allowed Talus Solutions to apply its highly successful revenue management concepts for the first time to the apartment industry. Archstone began testing Lease Rent Optimizer in November at its Denver communities and expects full portfolio implementation by year-end 2001.

   Expected benefits of Revenue Management include:

 . Efficiently matches consumer buying behavior with available inventory to maximize revenues

 .  Improves forecasting accuracy by retaining knowledge and predicting behavior
   (move outs, renewals, etc.)

 . Analyzes all supply and demand variables at levels of detail far too difficult to compile manually

 .  Provides Archstone with a tool to:

 .  Monitor and manage field pricing actions

 .  Develop and measure effectiveness of new marketing programs and promotions

Online Lease
With Archstone's Online Lease, prospective Archstone residents will be able to search for an apartment, review real-time availability and pricing, have their credit approved and complete a lease transaction--all with a few clicks of the mouse. Archstone believes it is the first company in the industry to offer such a service to its customers. In addition to prospective residents, Archstone associates will also use Online Lease, creating tremendous efficiencies by virtually eliminating paperwork, easing on-site administrative duties, and enhancing the company's consolidated reporting capabilities. Online Lease is currently in testing at Archstone's Denver communities, and is expected to be fully implemented portfolio-wide by the year-end 2001.

Expected benefits of Online Lease include:

 .  Significantly reduces paperwork at the communities

 .  Enhances data collection and consolidated management reporting

 .  Allows our customers another way to access us when--and how--they want:

   .  In person

   .  Through our Customer Service Connection

   .  Online 24/7

 .  Facilitates intra-Archstone transfers and lease renewals

 . Streamlines Archstone's entire leasing process to make it as easy as possible for our customers to do business with us--online and offline

 .  Reduces the leasing process to less than 15 minutes

THE ARCHSTONE BRAND
Hosted by Toni Lopez, East Region Operations
More than a name and a logo, the Archstone Brand ensures the consistent delivery of superior customer service, improves customer satisfaction, unifies our associates and enhances our operations. The exposition features all of Archstone's marketing materials and advertising, as well as current Brand Metrics that indicate the brand is making an impact among our customers:

Brand metrics:

 .  Overall satisfaction rating of 88%*

 .  86% of residents would recommend Archstone as a place to live*

 . 706 residents took advantage of the Archstone Relocation Guarantee during the quarter, bringing the year-to-date total to 1,912 residents

   * based on 2,204 total comment card respondents in the 3Q 2000


ARCHPAY, ARCHPLAN AND ARCHCARD
Hosted by William Kell, Controller
Web-enabled accounts payable, budgeting/forecasting and purchase card reporting systems allow Archstone's accounting group to work smarter, not harder. Benefits of incorporating technology into the accounting function include:

ArchPay: Web-enabled accounts payable system

 .  Automated work flow speeds vendor payment

 .  Eliminates paper shuffling

 .  Provides immediate access to real-time cost and budget detail

 .  Centralized database enhances internal control and payment accuracy

 .  Estimated annual savings of $500,000

ArchPlan: Web-enabled budget forecasting tool

 .  Online national access facilitates budget communication and review

 .  Provides global assumption and mass-change capabilities

 .  Standardized reporting across the portfolio

 .  Instantaneous consolidation

 .  Forecasts reflect most current actual results

ArchCard: Web-enabled purchase card (P-Card) reporting system

 .  Online statements reduce paper flow, cost and labor expense

 .  Statements are available every week

 .  P-Card charges are automatically reconciled to the general ledger

 . Enhanced capabilities encourage greater use of P-Cards, which lowers accounts payable processing costs and speeds payment to vendors

MAKING THE SEAL REAL
Hosted by Joseph Durzo, National Training and Development; and Thomas Klaess, East Region Operations
Delivering on Archstone's brand promise--providing exceptional customer service through its Seal of Service(SM) guarantees--is the cornerstone of our operations strategy. Archstone helps its associates to deliver on this promise through training tools and systems and customer support. In this portion of the exposition, Archstone features its Service Training program, enhanced New-hire Orientation, and Training Communities--a mentor-ship training program through which new Archstone associates work in an operating community to give superior customer service from the first day they interact with customers.

Also featured is Operations Simulation, a new training tool that coaches Archstone's community managers to develop strategies, apply judgement, take intelligent risks and respond quickly to change. Simulating a "virtual dashboard" for community operations, the Simulation takes all the variables under a community manager's control--such as staffing, marketing, and pricing-- and lets them experiment with different strategies to achieve the best financial outcome. This program was launched in October 2000 and is being implemented portfolio-wide.


TRS OPPORTUNITIES
Hosted by Jeffry Jones, President, AMERITON Properties Incorporated; Glenn Rand, President, Archstone Management Services, Inc.; and Carrie Brower, General Counsel
Taxable REIT Subsidiaries allow Archstone to extend its investment, development and operations expertise to other apartment owners.

AMERITON Properties Incorporated
AMERITON Properties, Incorporated utilizes Archstone's national development, acquisition and operating infrastructure to capitalize on short-term real estate investment opportunities. AMERITON creates the potential for additional positive earnings growth for Archstone. The following AMERITON communities were featured at the exposition:

-----------------------------------------------------------------------------------------------------------------------
                                     AMERITON PROPERTIES - FEATURED COMMUNITIES
-----------------------------------------------------------------------------------------------------------------------
                 Community                       The Estates at Park Meadows                   Canyon Creek
-----------------------------------------------------------------------------------------------------------------------
City                                                    Denver, Colo.                          Austin, Tex.
-----------------------------------------------------------------------------------------------------------------------
Total Units                                                 518                                    444
-----------------------------------------------------------------------------------------------------------------------
Avg. Unit Size                                          1,033 sq. ft.                          874 sq. ft.
-----------------------------------------------------------------------------------------------------------------------
Projected stabilization date                              Q1 2002                               Q1 2002
-----------------------------------------------------------------------------------------------------------------------
Expected Yield                                             10.2%                                  10.1%
-----------------------------------------------------------------------------------------------------------------------
Current Market Cap Rate                                    8.25%                                   8.5%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                             AMERITON PROPERTIES- FEATURED DISPOSITION
-----------------------------------------------------------------------------------------------------------------------
Community                                                                   Gardens East
-----------------------------------------------------------------------------------------------------------------------
City                                                                      Palm Beach, Fla.
-----------------------------------------------------------------------------------------------------------------------
Date Purchased                                                               March 1999
-----------------------------------------------------------------------------------------------------------------------
Purchase Price                                                             $28.3 million
-----------------------------------------------------------------------------------------------------------------------
Date Sold                                                                    June 2000
-----------------------------------------------------------------------------------------------------------------------
Selling Price                                                              $32.5 million
-----------------------------------------------------------------------------------------------------------------------
Leveraged Internal Rate of Return                                              23.5%
-----------------------------------------------------------------------------------------------------------------------

Archstone Management Services, Inc.
Archstone Management Services, Inc. (AMS), announced in August 2000, marks Archstone's entry into third-party property management. Providing another platform to expand the Archstone brand without significant capital investments, AMS also provides a parallel career track for Archstone and AMERITON associates and extends the reach and scale of Archstone's technology and operating initiatives, creating potential for positive impact on Archstone's earnings growth. AMS is targeting private and institutional owners of apartment properties, which can take advantage of the Archstone brand, Seal of Service(SM) guarantees, recruiting, training and marketing resources. In addition, AMS can provide its customers with customized financial reports and access to due diligence, property tax appeal and capital expenditure management services--as well as revenue management, creating a distinct competitive advantage.

CREATING A RETAIL EXPERIENCE
Hosted by Capey Lester, East Region Operations
At Archstone Tyvola, a new development community in Charlotte, N.C., the traditional community clubhouse has been transformed into a dynamic sales environment that supports the Archstone brand, improves sales effectiveness and provides operational efficiencies. Enhancing the aesthetics and utility of clubhouse space for the same cost as a traditional leasing office and clubhouse, Tyvola creates a self-sell sales experience that begins the moment a customer walks in the door. Benefits of adopting a retail environment for apartment leasing include:

The retail environment improves the sales process

 . Facilitates the delivery of information that is critical to the customer's decision-making process

 .  Maximizes marketing appeal

 .  Proactively integrates technology into the leasing office

 .  Supports Archstone's web-enabled Online Lease

Provides excellent brand recognition

 .  Reinforces the brand promise and service offering in a visceral manner

 .  Transforms brand attributes into a functional retail experience

 .  Cohesive use of colors, brand registration and marketing materials gives
   Archstone a distinct look and feel, different from the competition

                                     * * *

   Footnotes:

(1) Total Investment. For development communities, represents the total expected investment at completion; for operating communities, represents the total expected investment plus planned capital expenditures.

(2) Yield. Net operating income divided by total investment. Net operating income is calculated as rental revenues less rental expenses and real estate taxes.

(3) Value Created. Defined here as market value, based on projected yields and management's estimates of capitalization rates, less Total Investment.

(4) Lease-up. The phase during which newly constructed apartments are being leased for the first time, but prior to the community become Stabilized.

(5) Absorption. The number of units leased at a new development community under construction.

(6) Stabilization. The classification assigned to an apartment community that has achieved 93% occupancy at market rents, and for which the redevelopment, new management and new marketing programs (or development and marketing in the case of a newly developed community) have been completed. This stabilization process takes up to 12 months except for major redevelopments, which could take longer.

                                     # # #